Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: April 7, 2020 6:00 a.m. EDT	Contact:	Lorie Tekorius, Investor Relations Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Reports Fiscal Second Quarter 2020 Results

~ Announces orders of 8,500 railcars valued at over $815 million ~

~ Strong liquidity position; targeting $1 billion of available liquidity ~

~ $3.2 billion backlog provides forward visibility ~

Lake Oswego, Oregon, April 7, 2020 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its second fiscal quarter ended February 29, 2020.

Second Quarter Highlights

•

Base liquidity of $620 million consisting of cash of $170 million and $450 million available under committed credit facilities with high quality lenders. Greenbrier is targeting total liquidity of $1 billion.

•	Greenbrier’s manufacturing and service sites continue operations as “Essential Business” under directives issued by the U.S. Department of Homeland Security (DHS) and other government authorities.

•

Orders for 8,500 diversified railcars were received during the quarter, with over 50% originating from international sources. New railcar backlog increased to 30,800 units with an estimated value of $3.2 billion as of February 29, 2020.

•

Net earnings attributable to Greenbrier for the quarter were $13.6 million, or $0.41 per diluted share, on revenue of $623.8 million. Net earnings include a mutually beneficial contract modification removing railcars from backlog that would have been produced in the second half of fiscal 2020 in exchange for $9.2 million, after tax. This modification strengthens the quality and amount of Greenbrier’s backlog and improves cash on hand.

•

Adjusted net earnings attributable to Greenbrier for the quarter were $15.3 million, or $0.46 per diluted share, excluding $1.7 million, after tax, ($0.05 per share) of integration related expenses from the American Railcar Industries (ARI) acquisition.

•	Adjusted EBITDA for the quarter was $71.6 million, or 11.5% of revenue.

•	Board declares a quarterly dividend of $0.27 per share, payable on May 13, 2020 to shareholders as of April 22, 2020.

William A. Furman, Chairman & CEO commented, “Greenbrier is focused on two primary goals: protecting the safety and health of employees and preserving the economic well-being of our enterprise in this challenging environment. We are executing on the latter by increasing liquidity and sizing the organization properly in the current business environment.”

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Greenbrier Reports Second Quarter Results (Cont.)	Page 2

Additional Comments from the CEO

Market conditions drove actions in the first half to size Greenbrier’s manufacturing footprint for lower levels of railcar demand, with reductions of 3,500 global employees to scale production capacity. Manufacturing workforce reductions were primarily in Mexico. Amid the uncertain and rapidly changing impacts on the global economy from the COVID-19 pandemic, Greenbrier is suspending its previously issued guidance for fiscal 2020. Greenbrier has initiated a range of proactive responses to address conditions in the rail equipment industry and the impact of the pandemic. The Company is eliminating all non-essential capital expenditures and is aggressively reducing overhead and SG&A expense. Greenbrier has eliminated all non-essential travel and implemented a hiring freeze while evaluating its total operating unit footprints. Collectively, these measures will generate substantial cash savings. Finally, the members of Greenbrier’s Board of Directors, including me, have voluntarily reduced annual compensation.

All of Greenbrier’s manufacturing and service facilities continue regular operations. Greenbrier functions as an essential infrastructure business under guidance issued by DHS and supports operations vital to the national transportation system and operations of the Department of Defense and other federal agencies, under the statutory and regulatory authority of the Department of Transportation, the Surface Transportation Board, the Federal Railroad Administration, and the Jones Act. Similar guidelines and authorities exist in other nations where we operate. Greenbrier’s manufacturing backlog and factories will provide cash flow resiliency. With the strength of our current backlog and balance sheet, we expect to continue to operate while observing stringent health and safety protocols. Continuity of the business alongside employee health and welfare are Greenbrier’s highest priorities. Maintaining cash flow and liquidity are essential components of Greenbrier’s current operating strategy.

Business Update

Greenbrier continued to rationalize its global manufacturing footprint in the second quarter by idling excess production capacity at its North American manufacturing facilities as well as its aftermarket wheels, repair and parts locations that operate within Greenbrier Rail Services (GRS). Significant manufacturing efficiency programs also were implemented at Greenbrier facilities in Brazil and Europe in fiscal 2019.

As mentioned above, Greenbrier’s operations constitute “Essential Infrastructure” and “Essential Businesses” as defined by relevant U.S. agency guidance and advisories and in all “stay at home” orders issued in all U.S. jurisdictions where we operate. The only exception in our entire operating network is a planned two-week shutdown of our facilities in Europe over Easter to allow for the supply chain to normalize. Greenbrier is dedicated to fulfilling its role to facilitate the continued stability of transportation supply infrastructure. Greenbrier will help maintain the delivery of vital goods, including food, medical supplies and fuel to communities and to support the United States’ national security infrastructure.

At all facilities worldwide, Greenbrier policies meet or exceed CDC recommendations. Expanded health screenings, including temperature readings, operating through split shifts, and enhanced social distancing practices have reduced the number of employees in a location at the same time. At present, Greenbrier facilities have been minimally impacted by COVID-19. Precautions and processes are in place for exposures to be reported and addressed.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 3

Like other companies, Greenbrier cannot predict with certainty the impact that the COVID-19 pandemic may have on our business due to numerous uncertainties, including the duration of the pandemic, the impact to customers and suppliers, actions that may be taken by governmental authorities and other consequences. As a result, Greenbrier is focused on continuous contingency planning and risk analysis. Greenbrier’s strong backlog, coupled with aggressive actions to slow down or shutter production lines and reduce overhead, leaves little open production space for the remainder of the fiscal and calendar year. Additionally, the Company plans to access current and proposed government programs for strategic businesses to protect our workforce and ensure economic viability of the enterprise.

Certain orders and backlog in this release are subject to customary documentation and completion of terms.

Financial Summary

	Q2 FY20	Q1 FY20	Sequential Comparison – Main Drivers
Revenue	$623.8M	$769.4M	Fewer deliveries due to lower production rates and timing of syndication activity
Gross margin	13.8%	12.0%	Improved product mix and customer payment related to contract modification
Adjusted EBITDA	$71.6M	$74.2M	Lower revenue and operating earnings
Effective tax rate	28.9%	20.7%	Geographic mix of earnings and discrete items
Earnings from unconsolidated affiliates	$1.7M	$1.1M	Improved efficiencies and higher deliveries in Brazil
Net earnings attributable to noncontrolling interest	$6.4M	$16.3M	Fewer deliveries due to timing of railcar syndication activity of GIMSA produced railcars
Adjusted net earnings attributable to Greenbrier	$15.3M(1)	$9.9M(2)	Reduced revenue, deliveries and operating margin offset by net earnings attributable to noncontrolling interest due to timing of railcar syndication activity
Adjusted diluted EPS	$0.46(1)	$0.30(2)

(1)	Excludes expense of $1.7 million ($0.05 per share), net of tax, associated with ARI integration related expenses.
(2)	Excludes expense of $2.2 million ($0.07 per share), net of tax, associated with ARI integration related expenses.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 4

Segment Summary

	Q2 FY20	Q1 FY20	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$489.9M	$657.4M	Fewer deliveries due to lower production rates and timing of syndication activity
Gross margin	13.8%	11.5%	Improved product mix and customer payment related to contract modification; Excluding contract modification payment gross margin would be 11.5%
Operating margin (1)	9.4%	8.1%
Deliveries (2)	3,700	5,900	Timing of production into syndication model
Wheels, Repair & Parts
Revenue	$91.2M	$86.6M	Higher wheelset volume due to winter seasonality
Gross margin	7.5%	5.4%	Improved profitability from wheel volumes and repair network operational improvements
Operating margin (1)	3.6%	1.3%
Leasing & Services
Revenue	$42.7M	$25.4M	Increase reflects higher volume of externally sourced railcar syndications
Gross margin	27.8%	47.3%	Lower margins on externally sourced railcar syndications; Excluding this activity, gross margin would be 47.2%
Operating margin (1) (3)	30.0%	38.5%

(1)	See supplemental segment information on page 11 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margins.
(3)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

Conference Call

Greenbrier will host a teleconference to discuss its second quarter 2020 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	April 7, 2020

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, tank heads and other components. Greenbrier owns a lease fleet of 10,300 railcars and performs management services for 389,000 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	February 29, 2020	November 30, 2019	August 31, 2019	May 31, 2019	February 28, 2019
Assets
Cash and cash equivalents	$169,899	$253,602	$329,684	$359,625	$341,500
Restricted cash	8,569	8,648	8,803	21,471	21,584
Accounts receivable, net	326,229	313,786	373,383	330,385	335,732
Inventories	709,115	733,806	664,693	592,099	574,146
Leased railcars for syndication	255,073	135,319	182,269	130,489	163,472
Equipment on operating leases, net	385,974	396,187	366,688	376,241	381,336
Property, plant and equipment, net	723,326	730,730	717,973	478,502	472,739
Investment in unconsolidated affiliates	79,082	85,141	91,818	53,036	58,685
Intangibles and other assets, net	160,709	162,089	125,379	97,022	101,284
Goodwill	129,684	129,468	129,947	74,318	82,743

	$2,947,660	$2,948,776	$2,990,637	$2,513,188	$2,533,221

Liabilities and Equity
Revolving notes	$37,196	$29,502	$27,115	$25,952	$22,323
Accounts payable and accrued liabilities	499,898	527,789	568,360	473,106	474,863
Deferred income taxes	9,173	9,417	13,946	12,089	29,481
Deferred revenue	70,869	59,657	85,070	76,170	91,533
Notes payable, net	811,860	817,830	822,885	483,918	486,107

Contingently redeemable noncontrolling interest	30,782	31,723	31,564	24,722	25,637

Total equity - Greenbrier	1,286,472	1,281,808	1,276,730	1,262,315	1,257,818
Noncontrolling interest	201,410	191,050	164,967	154,916	145,459

Total equity	1,487,882	1,472,858	1,441,697	1,417,231	1,403,277

	$2,947,660	$2,948,776	$2,990,637	$2,513,188	$2,533,221

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Greenbrier Reports Second Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2020	2019	2020	2019
Revenue
Manufacturing	$489,943	$476,019	$1,147,310	$947,808
Wheels, Repair & Parts	91,225	125,278	177,833	233,821
Leasing & Services	42,680	57,374	68,064	81,565

	623,848	658,671	1,393,207	1,263,194

Cost of revenue
Manufacturing	422,309	442,996	1,004,221	860,801
Wheels, Repair & Parts	84,373	118,455	166,265	219,433
Leasing & Services	30,830	43,376	44,196	56,583

	537,512	604,827	1,214,682	1,136,817

Margin	86,336	53,844	178,525	126,377

Selling and administrative expense	54,597	47,892	108,961	98,324
Net gain on disposition of equipment	(6,697)	(12,102)	(10,656)	(26,455)

Earnings from operations	38,436	18,054	80,220	54,508

Other costs
Interest and foreign exchange	12,609	9,237	25,461	13,641

Earnings before income taxes and earnings (loss) from unconsolidated affiliates	25,827	8,817	54,759	40,867
Income tax expense	(7,463)	(2,248)	(13,457)	(11,383)

Earnings before earnings (loss) from unconsolidated affiliates	18,364	6,569	41,302	29,484
Earnings (loss) from unconsolidated affiliates	1,651	(786)	2,724	(319)

Net earnings	20,015	5,783	44,026	29,165
Net earnings attributable to noncontrolling interest	(6,386)	(3,018)	(22,728)	(8,444)

Net earnings attributable to Greenbrier	$13,629	$2,765	$21,298	$20,721

Basic earnings per common share:	$0.42	$0.08	$0.65	$0.63

Diluted earnings per common share:	$0.41	$0.08	$0.64	$0.63

Weighted average common shares:
Basic	32,661	32,628	32,645	32,634
Diluted	33,482	33,206	33,382	33,149

Dividends declared per common share	$0.27	$0.25	$0.52	$0.50

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Greenbrier Reports Second Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended
	February 29,	February 28,
	2020	2019
Cash flows from operating activities
Net earnings	$44,026	$29,165
Adjustments to reconcile net earnings to net cash used in operating activities:
Deferred income taxes	(6,714)	(3,405)
Depreciation and amortization	59,338	40,815
Net gain on disposition of equipment	(10,656)	(26,455)
Accretion of debt discount	2,718	2,165
Stock based compensation expense	7,237	7,311
Noncontrolling interest adjustments	9,038	5,306
Other	(39)	1,809
Decrease (increase) in assets:
Accounts receivable, net	46,109	23,298
Inventories	(55,158)	(154,388)
Leased railcars for syndication	(123,033)	(76,386)
Other	(39,433)	(11,274)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(67,988)	28,458
Deferred revenue	1,381	(13,041)

Net cash used in operating activities	(133,174)	(146,622)

Cash flows from investing activities
Proceeds from sales of assets	41,827	63,879
Capital expenditures	(40,834)	(98,176)
Investment in and advances to unconsolidated affiliates	(1,500)	(11,393)
Cash distribution from unconsolidated affiliates and other	11,273	1,986

Net cash provided by (used in) investing activities	10,766	(43,704)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	10,246	(6,007)
Proceeds from issuance of notes payable	—	225,000
Repayments of notes payable	(17,120)	(176,641)
Debt issuance costs	—	(2,770)
Dividends	(17,312)	(16,651)
Cash distribution to joint venture partner	(8,706)	(5,058)
Tax payments for net share settlement of restricted stock	(1,895)	(4,762)

Net cash provided by (used in) financing activities	(34,787)	13,111

Effect of exchange rate changes	(2,824)	825
Decrease in cash, cash equivalents and restricted cash	(160,019)	(176,390)
Cash and cash equivalents and restricted cash
Beginning of period	338,487	539,474

End of period	$178,468	$363,084

Balance Sheet Reconciliation
Cash and cash equivalents	$169,899	$341,500
Restricted cash	8,569	21,584

Total cash and cash equivalents and restricted cash as presented above	$178,468	$363,084

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Greenbrier Reports Second Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	February 29, 2020	November 30, 2019
Net earnings	$20,015	$24,011
Interest and foreign exchange	12,609	12,852
Income tax expense	7,463	5,994
Depreciation and amortization	30,003	29,335
ARI integration related costs	1,535	1,991

Adjusted EBITDA	$71,625	$74,183

Three Months Ended
February 29, 2020
Backlog Activity (units) (1)
Beginning backlog	28,500
Orders received	8,500
Contract modification	(575)
Production held as Leased railcars for syndication	(1,600)
Production sold directly to third parties	(4,025)

Ending backlog	30,800

Delivery Information (units) (1)
Production sold directly to third parties	4,025
Sales of Leased railcars for syndication	475

Total deliveries	4,500

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Second Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2020 are as follows:

	First	Second	Total
Revenue
Manufacturing	$657,367	$489,943	$1,147,310
Wheels, Repair & Parts	86,608	91,225	177,833
Leasing & Services	25,384	42,680	68,064

	769,359	623,848	1,393,207
Cost of revenue
Manufacturing	581,912	422,309	1,004,221
Wheels, Repair & Parts	81,892	84,373	166,265
Leasing & Services	13,366	30,830	44,196

	677,170	537,512	1,214,682
Margin	92,189	86,336	178,525

Selling and administrative expense	54,364	54,597	108,961
Net gain on disposition of equipment	(3,959)	(6,697)	(10,656)

Earnings from operations	41,784	38,436	80,220

Other costs
Interest and foreign exchange	12,852	12,609	25,461

Earnings before income tax and earnings from unconsolidated affiliates	28,932	25,827	54,759
Income tax expense	(5,994)	(7,463)	(13,457)

Earnings before earnings from unconsolidated affiliates	22,938	18,364	41,302
Earnings from unconsolidated affiliates	1,073	1,651	2,724

Net earnings	24,011	20,015	44,026
Net earnings attributable to noncontrolling interest	(16,342)	(6,386)	(22,728)

Net earnings attributable to Greenbrier	$7,669	$13,629	$21,298

Basic earnings per common share (1)	$0.24	$0.42	$0.65

Diluted earnings per common share (1)	$0.23	$0.41	$0.64

Dividends declared per common share	$0.25	$0.27	$0.52

(1)

Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted EPS is calculated by including the dilutive effect, using the treasury stock method, associated with shares underlying the 2.875% Convertible notes, 2.25% Convertible notes, restricted stock units that are not considered participating securities and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2019 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$471,789	$476,019	$681,588	$802,103	$2,431,499
Wheels, Repair & Parts	108,543	125,278	124,980	85,701	444,502
Leasing & Services	24,191	57,374	49,584	26,441	157,590

	604,523	658,671	856,152	914,245	3,033,591
Cost of revenue
Manufacturing	417,805	442,996	590,788	686,036	2,137,625
Wheels, Repair & Parts	100,978	118,455	119,821	81,636	420,890
Leasing & Services	13,207	43,376	38,971	13,036	108,590

	531,990	604,827	749,580	780,708	2,667,105

Margin	72,533	53,844	106,572	133,537	366,486

Selling and administrative expense	50,432	47,892	54,377	60,607	213,308
Net gain on disposition of equipment	(14,353)	(12,102)	(11,019)	(3,489)	(40,963)
Goodwill impairment	—	—	10,025	—	10,025

Earnings from operations	36,454	18,054	53,189	76,419	184,116

Other costs
Interest and foreign exchange	4,404	9,237	9,770	7,501	30,912

Earnings before income tax and earnings (loss) from unconsolidated affiliates	32,050	8,817	43,419	68,918	153,204
Income tax expense	(9,135)	(2,248)	(13,008)	(17,197)	(41,588)

Earnings before earnings (loss) from unconsolidated affiliates	22,915	6,569	30,411	51,721	111,616
Earnings (loss) from unconsolidated affiliates	467	(786)	(4,564)	(922)	(5,805)

Net earnings	23,382	5,783	25,847	50,799	105,811
Net earnings attributable to noncontrolling interest	(5,426)	(3,018)	(10,599)	(15,692)	(34,735)

Net earnings attributable to Greenbrier	$17,956	$2,765	$15,248	$35,107	$71,076

Basic earnings per common share (1)	$0.55	$0.08	$0.47	$1.08	$2.18
Diluted earnings per common share (1)	$0.54	$0.08	$0.46	$1.06	$2.14
Dividends declared per common share	$0.25	$0.25	$0.25	$0.25	$1.00

(1)

Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted EPS is calculated by including the dilutive effect, using the treasury stock method, associated with shares underlying the 2.875% Convertible notes, 2.25% Convertible notes, restricted stock units that are not considered participating securities and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved.

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Greenbrier Reports Second Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended February 29, 2020:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$489,943	$21	$489,964	$46,105	$1	$46,106
Wheels, Repair & Parts	91,225	5,133	96,358	3,320	(168)	3,152
Leasing & Services	42,680	15,240	57,920	12,793	14,384	27,177
Eliminations	—	(20,394)	(20,394)	—	(14,217)	(14,217)
Corporate	—	—	—	(23,782)	—	(23,782)

	$623,848	$—	$623,848	$38,436	$—	$38,436

Three months ended November 30, 2019:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$657,367	$97	$657,464	$53,143	$(23)	$53,120
Wheels, Repair & Parts	86,608	5,851	92,459	1,114	(342)	772
Leasing & Services	25,384	1,749	27,133	9,777	1,289	11,066
Eliminations	—	(7,697)	(7,697)	—	(924)	(924)
Corporate	—	—	—	(22,250)	—	(22,250)

	$769,359	$—	$769,359	$41,784	$—	$41,784

	Total assets
	February 29, 2020	November 30, 2019
Manufacturing	$1,535,118	$1,568,338
Wheels, Repair & Parts	314,069	317,786
Leasing & Services	897,745	776,724
Unallocated	200,728	285,928

	$2,947,660	$2,948,776

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Greenbrier Reports Second Quarter Results (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	February 29, 2020	November 30, 2019
Weighted average basic common shares outstanding (1)	32,661	32,629
Dilutive effect of convertible notes (2)	—	—
Dilutive effect of restricted stock units (3)	821	655

Weighted average diluted common shares outstanding	33,482	33,284

(1)

Restricted stock grants and restricted stock units that are considered participating securities, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)

The dilutive effect of the 2.875% Convertible notes issued in February 2017 and the 2.25% Convertible notes issued in July 2019 were excluded for the periods in which they were outstanding as the average stock price was less than the applicable conversion price and therefore was anti-dilutive.

(3)

Restricted stock units that are not considered participating securities and restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in weighted average diluted common shares outstanding when the Company is in a net earnings position.

Reconciliation of Net earnings attributable to Greenbrier to Adjusted net earnings attributable to Greenbrier

	Three Months Ended
	February 29, 2020	November 30, 2019
Net earnings attributable to Greenbrier	$13,629	$7,669
ARI integration related costs, net of tax	1,665	2,218

Adjusted net earnings attributable to Greenbrier	$15,294	$9,887

Reconciliation of Diluted earnings per share to Adjusted diluted earnings per share

	Three Months Ended
	February 29, 2020	November 30, 2019
Diluted earnings per share	$0.41	$0.23
ARI integration related costs, net of tax	0.05	0.07

Adjusted diluted earnings per share	$0.46	$0.30

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Greenbrier Reports Second Quarter Results (Cont.)	Page 13

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “aim”, “allow,” “believe,” “can,” “ensure,” “estimates,” “has eliminated,” “maintain,” “may,” “normalize,” “plans,” “potential,” “preserving,” “reducing,” “seeks,” “should,” “target,” “targeting,” “typically,” “will,” “may,” “can,” “will generate” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about future liquidity; savings generated by reducing capital expenditures, SG&A, overhead, other expenses; targeting available capital; as well as other information regarding future performance and strategies and appear throughout this press release including in the headlines and the sections “Second Quarter Highlights” and “Business Update.” These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, the COVID-19 coronavirus pandemic and the governmental reaction to COVID-19 having a materially negative impact on our business, liquidity and financial position, results of operations, stock price, and our ability to convert backlog to revenue; our inability to increase our liquidity and borrowing base as we anticipate or being delayed in doing so; oil prices remaining materially lower than recent historical prices; inability to implement cost savings in the amounts or timelines that we have planned; the cyclical nature of our business, economic downturns and a rising interest rate environment; changes in our product mix due to shifts in demand or fluctuations in commodity and energy prices; a decline in performance or demand of the rail freight industry; an oversupply or increase in efficiency in the rail freight industry; difficulty integrating acquired businesses or joint ventures; inability to convert backlog to future revenues; risks related to our operations outside of the U.S., including anti-bribery violations; governmental policy changes impacting international trade and corporate tax; the loss of or reduction of business from one or more of our limited number of customers; inability to lease railcars at satisfactory rates, or realize expected residual values on sale of railcars at the end of a lease; shortages of skilled labor, increased labor costs, or failure to maintain good relations with our workforce; equipment failures, technological failures, costs and inefficiencies associated with changing of production lines, or transfer of production between facilities; inability to compete successfully; suitable joint ventures, acquisition opportunities and new business endeavors may not be identified or concluded; inability to complete capital expenditure projects efficiently, or to cause capital expenditure projects to operate as anticipated; inability to design or manufacture products or technologies, or to achieve timely certification or market acceptance of new products or technologies; unsuccessful relationships with our joint venture partners; environmental liabilities, including the Portland Harbor Superfund Site; the timing of our asset sales and related revenue recognition may result in comparisons between fiscal periods not being accurate indicators of future performance; attrition within our management team or unsuccessful succession planning for members of our senior management team and other key employees who are at or nearing retirement age; changes in the credit markets and the financial services industry; volatility in the global financial markets; our actual results differing from our announced expectations; fluctuations in the availability and price of energy, freight transportation, steel and other raw materials; inability to procure specialty components or services on commercially reasonable terms or on a timely basis from a limited number of suppliers; our existing indebtedness may limit our ability to borrow additional amounts in the future, may expose us to increasing interest rates, and may expose us to a material adverse effect on our business if we are unable to service our debt or obtain additional financing; train derailments or other accidents or claims; changes in or failure to comply with legal and regulatory requirements; an adverse outcome in any pending or future litigation or investigation; potential misconduct by employees; labor strikes or work stoppages; the volatility of our stock price; dilution to investors resulting from raising additional capital or due to other reasons; product and service warranty claims; misuse of our products by third parties; write-downs of goodwill or intangibles in future periods; conversion at our option of our outstanding convertible notes resulting in dilution to our then-current stockholders; as a holding company with no operations, our reliance on our subsidiaries and joint ventures and their ability to make distributions to us; our governing documents, the terms of our convertible notes, and Oregon law could make a change of control or acquisition of our business by a third party difficult; the discretion of our Board of Directors to pay or not pay dividends on our common stock; fluctuations in foreign currency exchange rates; inability to raise additional capital to operate our business and achieve our business objectives; shareholder activism could cause us to incur significance expense, impact our stock price, and hinder execution of our business strategy; cybersecurity risks; updates or changes to our information technology systems resulting in problems; inability to

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Greenbrier Reports Second Quarter Results (Cont.)	Page 14

protect our intellectual property and prevent its improper use by third parties; claims by third parties that our products or services infringe their intellectual property rights; liability for physical damage, business interruption or product liability claims that exceed our insurance coverage; inability to procure adequate insurance on a cost-effective basis; changes in accounting standards or inaccurate estimates or assumptions in the application of accounting policies; fires, natural disasters, severe weather conditions or public health crises; unusual weather conditions which reduce demand for our wheel-related parts and repair services; business, regulatory, and legal developments regarding climate change which may affect the demand for our products or the ability of our critical suppliers to meet our needs; repercussions from terrorist activities or armed conflict; unanticipated changes in our tax provisions or exposure to additional income tax liabilities; the inability of certain of our customers to utilize tax benefits or tax credits; and suspension or termination of our share repurchase program. More information on these risks and other potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and subsequent Form 10-Q filings. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization and excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

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